UGI CORPORATION
DESCRIPTION OF COMPENSATION ARRANGEMENT
FOR
ROBERT C. FLEXON

Mr. Flexon has an oral compensation arrangement with UGI Corporation which includes the following effective February 14, 2011:

Mr. Flexon:

1.	is entitled to an annual base salary, which for fiscal year 2011 is $475,020;

2.
participates in UGI Corporation’s annual bonus plan, with bonus payable based on the achievement of pre-approved financial and/or business performance objectives, which support business plans and strategic goals;

3.
participates in UGI Corporation’s long-term compensation plan, the
2004 Omnibus Equity Compensation Plan, as amended, with annual awards as determined by the Compensation and Management Development
Committee;

4.	will receive cash benefits upon termination of his employment without “cause” or if he terminates employment for “good reason” following a change in control of UGI Corporation; and

5.	participates in UGI Corporation’s benefit plans, including the Senior Executive Employee Severance Plan and the 2009 Supplemental Executive Retirement Plan for New Employees.